Exhibit 10.19



                                    NET LEASE

[  ]

     THIS LEASE is made this 14th day of February, 1997, between AP SOUTHEAST PORTFOLIO PARTNERS, L.P. ("Landlord"), a Delaware Limited Partnership, whose address is c/o Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, and CLOSURE MEDICAL
CORPORATION   ("Tenant"),   a  Delaware Corporation,  whose address is 5265
Capital Boulevard,  Raleigh,  North Carolina 27616.

I.  GENERAL.

         1.1 Consideration. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements herein contained.

         1.2 Exhibits and Addenda to Lease. The Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Addenda shall control. The Exhibits and Addenda to this Lease are:

         Exhibit A         -       Premises

         Exhibit A-1       -       Land

         Exhibit B         -       Plans and Specifications for
                                   the Premises (if available)

         Exhibit C         -       Environmental Compliance

         Exhibit D         -       Option to Extend

         Exhibit D-1       -       Sign Criteria

         Exhibit D-2       -       List of Recorded Covenants

         Exhibit E         -       Tenant Work Letter

         Exhibit F         -       Additional Space Options

         Exhibit G         -       HVAC Maintenance Agreement

II.  DEMISE OF PREMISES.

         2.1 Demise. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Premises as hereinafter defined, together with a non-exclusive right to use the Parking Area, as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, restrictions, easements and encumbrances affecting the same.

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         2.2 Premises. The "Premises" shall mean the space to be occupied by
Tenant as depicted on Exhibit A attached hereto. The Premises are within the Building which is located on the Land, as the terms Building and Land are hereinafter defined.

         2.3 Square Footage and Address. The Premises contains approximately 40,000 rentable square feet. The address of the Premises is, or is expected to be: 5240 Green's Dairy Road, Raleigh, North Carolina 27616. Landlord shall verify the square footage by measurement according to ANSI/BOMA 265.1 - 1996 Standard Method for measuring Floor Area in Office Buildings, approved June 7, 1996. The verification of the square footage of the Premises shall be mutually agreeable and shall be at Landlord's expense. In no event shall the Premises be less than 30,000 rentable square feet.

         2.4 Land. "Land" shall mean the parcel of real property more particularly described in Exhibit A-1 attached hereto, containing approximately 399,455.20 square feet of land.

         2.5 Building. "Building" shall mean the Building constructed or to be constructed on the Land, containing approximately 92,355 rentable square feet.

         2.6 Improvements. "Improvements" shall mean the Building, the Parking Area (as hereinafter defined), and all other improvements on the Land, including landscaping thereon.

         2.7 Property. "Property" shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements, other than fixtures and personal property of Tenant and other users of space in the Building.

         2.8 Common Facilities. "Common Facilities" shall mean all of the Property except the Premises and other space in the Building leased or held for lease to other tenants. Common Facilities shall include the Parking Area and any walks, driveways, lobby areas, halls, stairs and restrooms designated for common use by Tenant and other users of space in the Building.

         2.9 Parking Area. "Parking Area" shall mean that portion of the Property which is for the parking of motor vehicles. The Parking Area is to be shared by Tenant in common with other users of space in the Building. Provided, however, Landlord shall provide Tenant three (3) parking spaces for each one thousand (1,000) square feet of rentable square feet in the Premises, and shall designate six (6) of such spaces as "Visitor Parking." The Parking Area shall be non-exclusive for all tenants in the Building, and the Visitor Parking shall be at a mutually agreeable location.


         2.10 Park. The Property is located in and is part of Landlord's development commonly known as One North Commerce Center.

         2.11 Use of Common Facilities. Tenant is hereby granted the non-exclusive right to use, in common with other users of space in the Building, so much of the Common Facilities as are needed for the use of the Premises.

         2.12 Covenant of Quiet Enjoyment. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Term (including any extension) hereof, provided that no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payable, or other obligations to be performed, provided that such activity does not materially interfere with Tenant's use and enjoyment of the Premises.

         2.13 Condition of Premises. Tenant covenants and agrees that, upon taking possession of the
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Premises,  it will have accepted the Premises  "as-is" subject to latent defects not readily discoverable by Tenant, and subject to Punch List items given by Tenant to Landlord, if applicable, following completion of construction; and Tenant waives any warranty of condition or habitability, suitability for
occupancy,  use  of  habitation,   fitness  for  a  particular  purpose,  or  of
merchantability, express or implied, relating to the Premises.

III.  TERM OF LEASE.

         3.1 Lease Term. "Lease Term" shall mean the period commencing on the 1st day of August, 1997 (the "Commencement Date") and expiring on the 31st day of July, 2007 (the "Termination Date"); provided, however, that if construction of the Building has not been substantially completed as of the date hereof, the provisions of any Addendum hereto with respect to construction and completion of the Building shall govern with respect to commencement and expiration of the Lease Term. If Landlord, due to force majeure or Tenant delays, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord, nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided however, that in such event, the Commencement Date of this Lease, and all other dates that may be affected by its change, except the Termination Date, shall be revised to conform to the date of Landlord's delivery of possession to Tenant. If for any other reason, Landlord is unable to deliver possession of the Premises to Tenant on or before August 1, 1997, the Lease shall not be void or voidable, and no obligation of Tenant shall be affected thereby, provided that Landlord shall provide Tenant with one (1) day's free Base Rent and Additional Rent for each day delivery is delayed past August 1, 1997 for reasons other than those due to force majeure or Tenant delays; and provided further that, in such event, the Commencement Date of this Lease, and all other dates that may be affected by this change, except the Termination Date, shall be revised to conform to the date of Landlord's delivery of possession to Tenant.

         The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed sixty (60) days from the Commencement Date set forth in the first sentence of this Section 3.1 (except those delays due to force majeure or caused by Tenant delays shall be excluded in calculating such period). If possession exceeds the permitted period, Tenant may terminate this Lease by written notice to Landlord, in which case neither party shall have any further liability to the other under this Lease; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than seventy (70) days after the original Commencement Date, plus the time of any Tenant delays.

         During each calendar month during the time that Landlord is preparing the Premises for delivery, in the event of force majeure or Tenant delay, Landlord shall provide written notice to Tenant of such delay, the number of days claimed as delay, and the nature of such delay.

         Landlord and Tenant shall execute a Commencement Agreement in recordable form on the Commencement Date confirming the actual Commencement Date, the actual square footage of the Premises, Tenant's actual Proportionate Share of the Building (as provided in Section 4.6 hereof), and a completed
Schedule 1 to be provided pursuant to Exhibit F hereof.

IV.   RENT AND OTHER AMOUNTS PAYABLE.

         4.1 Base Rent. Tenant covenants and agrees to pay to Landlord, without prior demand and without offset, deduction or abatement, base rent for the full ten year Lease Term in the amount (including Base Rent Increases) of $4,093,284.00 ("Base Rent"), with a Minimum annual Base Rent of $372,732.00 for the first twelve (12) months of the Lease Term, and with adjustments as specified in Exhibit H.

         4.2 Monthly Rent. Base Rent shall be payable monthly in advance, in equal installments, adjusted annually, as shown on Exhibit H ("Monthly Rent"), commencing on the first day of the first month
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of the Lease Term and  continuing on the same day of each month  thereafter  for the balance of the Lease Term, unless the commencement date of the Lease Term is other than the first day of a calendar month, in which event rent shall be payable on the commencement date for the remaining number of days in that month prorated for such partial month, and thereafter as provided above.

         4.3 Place of Payments. Base Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at P.O. Box 65157, Charlotte, North Carolina 28265-0157, or such other place as Landlord may, from time to time, designate in writing. In addition to such remedies as may be provided under the Default provisions of this Lease, Landlord shall be entitled to collect a late charge of four percent (4%) of the amount of each monthly payment not received within ten (10) days of the date when due, and a charge of the lower of the maximum lawful bad check fee or four percent (4%) of the amount of any check given by Tenant and not paid when first presented by Landlord.

         4.4 Lease a Net Lease and Rent Absolute. It is the intent of the parties that the Base Rent provided in this Lease shall be a net payment to Landlord; that the Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Premises, including any damage or destruction affecting the Premises, and any action by governmental authority relating to or affecting the Premises, except as otherwise specifically provided in this Lease; that the Base Rent shall be absolutely payable without offset, reduction or abatement for any cause, except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Premises or provide any services or do any act in connection with the Premises, except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Base Rent, Additional Rent to cover costs and expenses relating to the Premises, the Common Facilities, and the Property.

         4.5 Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, its Proportionate Share of: (i) all costs and expenses incurred by Landlord relating to the Premises; (ii) all costs and expenses relating to the Common Facilities; and (iii) certain costs and expenses relating to the Property and the Park, all as hereinafter provided and to pay all other amounts payable by Tenant under the terms of this Lease ("Additional Rent").

         4.6 Tenant's Proportionate Share. "Tenant's Proportionate Share" shall mean the percentage derived by dividing the rentable square footage of the Premises, as set forth in Section 2.3, by the rentable square footage within the Building as set forth in Section 2.5. Tenant's Proportionate Share on the date of this Lease is 43.31%, subject to revision as a result of measurement of the Premises. Such percentage shall be appropriately adjusted in the event of construction of additional building(s) on the Land if such building(s) share the Common Facilities.

         4.7 Monthly Deposits for Costs and Expenses Payable as Additional Rent. Tenant covenants and agrees to pay to Landlord, monthly in advance, without notice, on each day that payment of Monthly Rent is due, amounts as hereinafter specified (the "Monthly Deposits") for: (i) payment of Taxes and Assessments (as hereinafter defined); (ii) insurance premiums payable with respect to the Property ("Insurance Premiums"); (iii) the cost and expense of maintaining and servicing the HVAC unit serving the Premises (the "HVAC Expense"); and (iv) utility charges, operating expenses and maintenance and repair expenses, as specified in Article VII below, and other costs and expenses relating to the Common Facilities and the Park (other than the Premises) (collectively, the "Expenses"), and, if the Monthly Deposits are insufficient to pay the Expenses, to pay to Landlord, within ten (10) days after demand by Landlord, amounts necessary to provide Landlord with funds to pay the same. The Monthly Deposits shall each be equal to the aggregate of 1/12 of the amount, as reasonably estimated by Landlord, of the annual HVAC Expense and Tenant's Proportionate Share of 1/12 of the amounts, as reasonably estimated by Landlord, of the annual Expenses. Notwithstanding the foregoing, Tenant shall be responsible for placing a maintenance contract substantially similar to the contract shown on Exhibit G ("HVAC Maintenance Agreement") on the HVAC system serving the Premises, and pay all costs associated with such maintenance directly to the provider of such maintenance. Tenant shall provide Landlord with copies of such maintenance contracts. Landlord shall provide Tenant with copies of all warranty documents or
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other information in Landlord's possession or control pertaining to any new or existing HVAC units or systems in the Premises. Beginning on the first day of the first month of the Lease Term, Tenant agrees to pay a Monthly Deposit of One and 85/100 dollars ($1.85) per square foot, namely the sum of Six thousand one hundred sixty-six and 67/100 dollars ($6,166.67) per month. Landlord shall cap the increase in the cost for its and its property manager's hourly personnel who work on the Premises at five (5%) per year. To the extent the Monthly Deposits exceed the Expenses, the excess amount shall, at Landlord's option, except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Base Rent, or other amounts payable by Tenant under this Lease. The amount of Expenses payable by Tenant for the years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment becomes delinquent for Expenses, Landlord shall make payment of such amounts to the extent of funds from Monthly Deposits available therefor and, upon request by Tenant, shall furnish Tenant with a copy of any receipt for such payments. Except for Landlord's obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant's obligation to pay any part of the Expenses, as elsewhere provided in this Lease.

         Tenant shall be permitted to review Landlord's books and records concerning all such costs in this Section 4.7. If Tenant disputes the amount of Additional Rent as set forth in the statement from the Landlord within ninety
(90) days after receipt thereof, and providing Tenant is not then in default under this Lease, Tenant shall have the right on written notice to have Landlord's books and records relating to Additional Rent audited by a qualified professional selected by Tenant or by Tenant itself. If, after such audit, Tenant still disputes the amount of Additional Rent, a certification as to the proper amount shall be made by Landlord's independent certified public accountant in consultation with Tenant's professional, which certification shall be final and conclusive. If such audit reveals that Additional Rents were overstated by five percent (5%) or more in the Lease year audited, Landlord shall reimburse Tenant for its reasonable costs in doing the audit, and Landlord shall, within thirty days after the certification, pay to Tenant the amount of any overstatement which it had collected from Tenant. However, if such certification does not show that Landlord had made such an overstatement, then Tenant shall pay the costs of its professional. If the certification shows that Landlord has undercharged Tenant, then Tenant shall, within thirty days, pay to Landlord the amount of any undercharge.

         Books and records necessary to accomplish any audit permitted under this Section shall be retained for twenty-four (24) months after the end of each Lease year, and on receipt of notice of Tenant's dispute of the Additional Rent, shall be made available to Tenant to conduct the audit, which may be either at the Property, or at Landlord's offices in the Research Triangle Area of North Carolina.

         In the event that the Tenant elects to have a professional audit of Landlord's Additional Rent as provided in this Lease, such audit must be conducted by an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. All information obtained through such audit, as well as any compromise, settlement or adjustment reached as a result of such audit, shall be held in strict confidence by Tenant and its officers, agents, and employees; and as a condition to such audit, the Tenant's auditor shall execute a written agreement agreeing that the auditor is not being compensated on a contingency fee basis, and that all information obtained through such audit, as well as any compromise, settlement or adjustment reached as a result of such audit, shall be held in strict confidence, and shall not be revealed in any manner to any person, except upon the prior written consent of the Landlord, which consent may be withheld in Landlord's sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.


         4.8 Park Expenses. In addition to all other amounts payable by Tenant pursuant to the terms of this Lease, Tenant shall pay, as Additional Rent payable pursuant to the provisions hereinabove for Monthly Deposits, Tenant's Proportionate Share of the Park Expenses which are deemed allocated to the Property. "Park Expenses" shall mean all items referred to in Section 4.5 hereof as Additional Rent which relate to the Park and which are not separately attributable to the Property or any other portion of the Park.

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         4.9 Proration at Commencement and Expiration of Term. Expenses shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the date of commencement of the Lease Term and the date of expiration of the Lease Term, except as hereinafter provided. Tenant shall be liable without proration for the full amount of any Taxes and Assessments relating to improvements, fixtures, equipment or personal property installed by or on behalf of Tenant which are levied, assessed, or attributable to the Lease Term. Proration of Expenses shall be made on the basis of the actual Expenses, billed during the calendar years of the Lease Term. The Tenant's Proportionate Share of Expenses for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided, but, in the event actual Expenses for either year are greater or less than as estimated for purposes of Monthly Deposits, appropriate adjustment and payment shall be made between the parties, at the time the actual amounts are known, as may be necessary to accomplish payment or proration, as herein provided.

         4.10 Security Deposit. At or prior to commencement of the Lease Term, Tenant shall deposit with Landlord, the sum of $150,000.00, in cash or by letter of credit drawn upon a financial institution located in North Carolina reasonably acceptable to Landlord, as a security deposit ("Security Deposit"). Any such letter of credit shall be unconditional; and such letter of credit, or a substitute thereof, shall continue for the full Lease Term, subject to annual reduction, as provided below. Each letter of credit shall expressly provide that it may only be terminated after thirty (30) days prior written notice to Landlord. The Security Deposit shall be retained by Landlord and may be applied by Landlord, to the extent necessary, to pay and cover any actual loss, cost, damage or expense, including attorney's fees sustained by Landlord by reason of the failure of Tenant to comply with any provision, covenant or agreement of Tenant contained in this Lease. To the extent not necessary to cover such loss, cost, damage or expense, the Security Deposit shall be returned to Tenant within sixty (60) days after expiration of the Lease Term, or as may be otherwise provided by law. The Security Deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage or expense which is or may be sustained by Landlord, and shall not be applied as an offset to the last month's rent due from Tenant. In the event all or any portion of the Security Deposit is applied by Landlord to pay any such loss, cost, damage or expense, Tenant shall, from time to time, promptly upon demand, deposit with Landlord such amounts as may be necessary to replenish the Security Deposit to its original amount. Notwithstanding the above, if Tenant is not in default of this Lease, Landlord agrees to return to Tenant the amount of Ten Percent (10%) of the initial amount of the Security Deposit noted above, if made in cash, on the first day of each Lease Year, commencing with the first day of the second Lease Year. If the Security Deposit is made by letter of credit, Tenant may reduce the amount of said letter of credit by 10% on the first day of each Lease Year, commencing with the second Lease Year.

         4.11 General Provisions as to Monthly Deposits and Security Deposit. Landlord shall be free to commingle the Monthly Deposits and Security Deposit with Landlord's own funds and Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits and Security Deposit. In the event of a transfer by Landlord of Landlord's interest in the Premises, Landlord may deliver the Monthly Deposits and Security Deposit to the transferee of Landlord's interest, and Landlord shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits and Security Deposit. In the event of a transfer by Tenant of Tenant's interest in the Premises (Tenant's right to do being limited by Section 8.17), Landlord shall be entitled to deliver the Monthly Deposits and Security Deposit to Tenant's successor in interest and Landlord shall thereafter have no liability with respect to the Monthly Deposits and Security Deposit.

V.  TAXES AND ASSESSMENTS.

         5.1 Covenant to Pay Taxes and Assessments. Tenant covenants and agrees to pay, as
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Additional  Rent,  Tenant's Pro Rata Share of Taxes and  Assessments,  which are billed during any calendar year falling partly or wholly within the Lease Term, payable pursuant to the provisions hereinabove for Monthly Deposits. "Taxes and Assessments" shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or any part thereof.

         5.2 Special Assessments. In the event any Taxes or Assessments are payable in installments over a period of years, Tenant shall be responsible only for installments billed during the calendar years within the Lease Term, with proration, as above provided, of any installment payable prior to or after expiration of the Lease Term.

         5.3 New or Additional Taxes. Tenant's obligation to pay Tenant's Pro Rata Share of Taxes and Assessments shall include any Taxes and Assessments of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property if such tax shall be based upon or arise out of the ownership, use or operation of, or the rents received from, the Property, other than income taxes of Landlord. For the purposes of computing Tenant's liability for such new type of tax or assessment, the Property shall be deemed the only property of Landlord.

         5.4 Landlord's Sole Right to Contest Taxes. Landlord shall have the sole right to contest any Taxes or Assessments. Landlord shall pay to or credit Tenant with Tenant's Pro Rata Share of any abatement, reduction or recovery of any Taxes and Assessments attributable to the Lease Term, less Tenant's Proportionate Share of all actual and reasonable costs and expenses incurred by Landlord, including attorneys' fees, in connection with such abatement, reduction or recovery.

VI.  INSURANCE.

         6.1 Casualty Insurance. Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term, Casualty Insurance as hereinafter defined. "Casualty Insurance" shall mean fire and extended coverage insurance with respect to the Property, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than 80%, and with coverage, at Landlord's option, by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, boilers, and rental loss and with a deductible in an amount for each occurrence as Landlord, in its sole discretion, may determine from time to time. Casualty Insurance obtained by Landlord shall name Tenant as a certificate holder and may, at Landlord's option, name any mortgagee or holder of a deed of trust as an insured party as its interest may appear. Tenant covenants and agrees to pay its Proportionate Share of the cost of Casualty Insurance obtained by Landlord as Additional Rent, payable pursuant to the provisions hereinabove for Monthly Deposits. Tenant shall be responsible for obtaining, at Tenant's cost and expense, insurance coverage for property of Tenant, and Tenant shall have no claim against Landlord for damage to its property or interruption of its business, unless caused by Landlord's negligence or other wrongful act or omission and not covered by the insurance coverages which Tenant is required to maintain under this Lease.

         6.2 Liability Insurance. Tenant covenants and agrees at its expense to obtain and keep in full force and effect during the Lease Term Liability Insurance as hereinafter defined. "Liability Insurance" shall mean comprehensive general liability insurance covering public liability with respect to the ownership, use and operation of the Premises, with combined single limit coverage of not less than $2,000,000, with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant under Section 8.24 of this Lease, and with a maximum deductible of $10,000.00, unless otherwise approved in writing by Landlord. Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term public liability insurance with respect to the ownership, use and operation of the Property, and the Common Facilities, but excluding the Premises and space leased to other tenants, with combined single limit coverage of not less than $2,000,000. Tenant also covenants and agrees to pay Tenant's Proportionate Share of the premiums and costs of such liability insurance as Additional Rent, payable pursuant to the provisions hereinabove for Monthly Deposits.

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         6.3 General Provisions Respecting Insurance. Except as otherwise approved in writing by Landlord, all insurance obtained by Tenant shall be on forms and with insurers selected or approved by Landlord, which approval shall not be unreasonably withheld; shall name Landlord and the holder of any first mortgage or deed of trust encumbering the Property as insured parties, as their interests may appear; shall contain a waiver of rights of subrogation as among Tenant, Landlord and the holder of any such first mortgage or deed of trust; and shall provide, by certificate of insurance or otherwise, that the insurance coverage shall not be cancelled or altered except upon thirty (30) days prior written notice to Landlord and the holder of any such first mortgage or deed of trust. Certificates of insurance obtained by Tenant shall be delivered to Landlord, who may deposit the same with the holder of any such first mortgage or deed of trust. Landlord and Tenant hereby waive any rights each may have against the other for loss or damage to their respective property where such loss is caused by a peril of the type covered by the insurance coverages which either party is required to maintain under the terms of this Lease, and each party, on behalf of its insurer, waives any right of subrogation that the property insurer might otherwise have against the other party.

         6.4 Cooperation in the Event of Loss. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

VII.   UTILITY, OPERATING, MAINTENANCE AND REPAIR EXPENSES.

         7.1 Utility Charges. Tenant covenants and agrees to pay all charges for water, sewage disposal, gas, electricity, light, heat, power, telephone or other utility services used, rendered or supplied to or for the Premises and to contract for the same in Tenant's own name. Tenant also covenants and agrees to pay to Landlord Tenant's Proportionate Share of any such charges relating to Common Facilities or which are not separately metered, or billable to premises in the Building leased or held for lease to tenants, such charges to be payable pursuant to the provisions hereinabove for Monthly Deposits.

         7.2 Tenant's Obligations. Tenant covenants and agrees to pay all costs and expenses of operations on or relating to the Premises, including costs and expenses for utilities, janitorial and cleaning services, security services for Tenant's Premises only, painting within the Premises, replacement of damaged or broken glass within the Premises and other breakable materials in the Premises and replacement of lights and light fixtures in the Premises, and to contract for the same in Tenant's own name. Tenant also covenants and agrees to pay to Landlord the HVAC Expense, as specified in Section 7.3, and to pay to Landlord, Tenant's Proportionate Share of any such costs and expenses incurred by Landlord relating to Common Facilities or which are not separately allocated to premises in the Building leased or held for lease to tenants, such costs and expenses to be payable pursuant to the provisions hereinabove for Monthly Deposits. Notwithstanding the foregoing, Tenant shall be responsible for placing a maintenance contract on the HVAC system serving the Premises, and pay all costs associated with such maintenance directly to the provider of such maintenance. Tenant shall provide Landlord with copies of such maintenance contracts.

         7.3 Maintenance and Repair Expenses. Tenant covenants and agrees to maintain, repair, replace and keep the Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations (including, without limitation, the Americans with Disabilities Act "ADA") of governmental authorities having jurisdiction, now existing or hereafter enacted; to pay all costs and expenses in connection therewith; and to contract for the same in Tenant's own name; and to pay to Landlord, pursuant to the provisions hereinabove for Monthly Deposits, Tenant's Proportionate Share of any such costs and expenses incurred by Landlord relating to Common Facilities or which are not separately allocated to premises in the Building leased or held for lease to tenants. Such costs and expenses as to Common Facilities may include the costs and expenses of maintenance and upkeep of grass, trees, shrubs and landscaping, including replanting where necessary; keeping parking areas, landscaped areas, sidewalks and driveways safe and secure (with guards or watchmen where Landlord deems necessary) and free from litter, dirt, debris, snow, and obstructions; and ordinary maintenance and repair of the Property and Improvements. All maintenance and repairs by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Premises or the Property. Landlord shall be responsible for and shall bear the costs and expenses of replacement of, or extraordinary maintenance and repairs to, roofs, exterior walls, including the exterior component parts thereof, the Parking Areas (except that Tenant shall be responsible for any damage to the Parking Areas caused by Tenant or Tenant's guests', invitees', or contractors' overloading or misuse of such Parking Areas), and structural elements of the Building and Improvements. Landlord shall further be responsible for and shall bear costs and expenses for the repair or replacement of all HVAC systems serving the Premises in the amounts in excess of $5,000.00 per occurrence per year, or $10,000.00 per Lease Year in the aggregate, during the term of this Lease, unless the need for such replacement or repair is caused by the act or neglect of Tenant.

VIII.  OTHER COVENANTS OF TENANT.

         8.1 Limitation on Use by Tenant. Tenant covenants and agrees to use the Premises only for the following use or uses sales, administration, research and development, manufacturing and distribution, and for no other purposes, except with the prior written consent of Landlord.

         8.2 Compliance with Laws. Tenant covenants and agrees that nothing shall knowingly or intentionally be done or kept on the Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction, and that the Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation (now existing or hereafter enacted) and with the certificate of occupancy issued for the Building and the Premises. Tenant shall promptly remedy any such condition upon discovery in accordance with the terms and provisions of this Lease.

         8.3 Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall knowingly or intentionally be done or kept on the Premises which might make unavailable or increase the cost of insurance maintained with respect to the Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

         8.4 No Waste or Impairment of Value. Tenant covenants and agrees that nothing shall knowingly or intentionally be done or kept on the Premises or the Property which might impair the value of the Premises or the Property, or which would constitute waste. Tenant shall promptly remedy any such condition upon discovery in accordance with the terms and provisions of this Lease.


         8.5 No Hazardous Use. Tenant covenants and agrees that nothing shall knowingly or intentionally be done or kept on the Premises or the Property and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises which might be unsafe or hazardous to any person or property. Tenant shall at all times comply with its representations, warranties and covenants as set forth in Exhibit C. Tenant shall promptly remedy any such condition upon discovery in accordance with the terms and provisions of this Lease.


         8.6 No Structural or Overloading. Tenant covenants and agrees that nothing shall knowingly or intentionally be done or kept on the Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises which might impair the structural soundness of the Building, which might result in an overload of the weight capacity of floors or of electricity lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. In the event of violations hereof, Tenant covenants and agrees to remedy immediately the violation at Tenant's expense and in compliance with all requirements of governmental authorities and insurance underwriters. Tenant shall promptly remedy any such condition upon discovery in accordance with the terms and provisions of this Lease.

         8.7 No Nuisance, Noxious or Offensive Activity. Tenant covenants and agrees that no noxious or offensive activity shall knowingly or intentionally be carried on upon the Premises or the Property; nor shall anything knowingly or intentionally be done or kept on the Premises or the Property which may be or become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building or on adjacent or nearby property. Tenant shall promptly remedy any such condition upon discovery in accordance with the terms and provisions of this Lease.


         8.8 No Annoying Lights, Sounds or Odors. Tenant covenants and agrees that no light shall knowingly or intentionally be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sound shall knowingly or intentionally be emitted from the Premises which is unreasonably loud or annoying; and no odor shall knowingly or intentionally be emitted from the Premises which is or might be noxious or offensive to others in the Building or on adjacent or nearby property. Tenant shall promptly remedy any such condition upon discovery in accordance with the terms and provisions of this Lease.


         8.9 No Unsightliness. Tenant covenants and agrees that no unsightliness shall knowingly or intentionally be permitted on the Premises or the Property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Premises; hallways adjoining the Premises may not be used for discarding or storing any materials; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Premises or the Property except as may be enclosed within the Premises or which is placed for disposal at or in the refuse containers serving the Premises; all pipes, wires, poles, antenna and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Premises or the Property without the prior written consent of Landlord. Tenant shall promptly remedy any such condition upon discovery in accordance with the terms and provisions of this Lease.


         8.10 No Animals. Tenant covenants and agrees that no animals shall knowingly or intentionally be permitted or kept on the Premises or the Property, other than seeing eye dogs or laboratory animals. All such laboratory animals shall be kept and maintained only for use in the normal course of Tenant's business, and under humane conditions and in a manner which does not produce noise or odors outside of the Premises or disturb other tenants of the Property.

         8.11 Restriction on Signs and Exterior Lighting. Tenant may install only such exterior signs as comply with Landlord's "Signage Criteria," a copy of which is attached as Exhibit D-1. Tenant covenants and agrees that no other signs or advertising devices of any nature shall be erected or maintained by Tenant on the Premises or the Property and no exterior lighting shall be permitted on the Premises or the Property except as approved in writing by Landlord, which shall not be unreasonably withheld, conditioned or delayed.

         8.12 No Violation of Covenants. Tenant covenants and agrees not to knowingly or intentionally commit, suffer or permit any violation of any covenants, conditions or restrictions affecting the Premises or the Property, which are recorded with the Wake County Registry, and listed on Exhibit D-2 attached hereto.

         8.13 Restriction on Changes and Alterations. Tenant may not make any structural or interior alterations which change the Premises from the condition that existed at the time Tenant takes possession thereof without the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed. All such alterations shall be performed by contractors mutually acceptable to and approved by Landlord and Tenant in writing. Where the alteration may only be made after issuance of a building permit by the applicable governmental authority, Tenant shall provide Landlord's managing agent with two (2) complete sets of construction drawings with the request for alteration. If Landlord's contractor is chosen to perform the alteration, Landlord's managing agent shall determine the cost of the work to be done pursuant to such drawings (such cost to include a construction supervision fee of 5% of such cost to be paid to Landlord's managing agent), and submit the cost to Tenant. At the time the alteration in question is approved by Landlord, Tenant and Landlord shall agree in writing as to whether such alteration shall be left in place or removed by Tenant at the end of the Lease Term, or Tenant's vacation of the Premises; and Tenant shall comply with such agreement of the parties. Except for any such alterations which are to be left in place by Tenant, at the termination of this Lease or Tenant's vacation of the Premises, Tenant shall restore (at Tenant's sole cost and expense) the Premises to the same condition as existed at the commencement of the term, ordinary wear and tear and damage by insured casualty only excepted.

         If Tenant removes any alterations pursuant to the foregoing provisions of this Section, Tenant, at its expense, shall promptly repair any damage to the Premises resulting from such removal.

         All alterations shall be performed in a good and workmanlike manner, in compliance with all governmental laws and regulations, and free of mechanics or other similar liens.

         8.14 No Mechanics Liens. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanics, materialmen or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Premises by, through or under Tenant. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed, including interests and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien and provided that, on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interests and costs, and will cause the lien to be released and any judgment satisfied.

         8.15 No Other Encumbrances. Tenant covenants and agrees not to obtain any financing secured by Tenant's interest in the Premises and not to encumber the Premises, or Landlord or Tenant's interest therein, without the prior written consent of Landlord, and to keep the Premises free from all liens and encumbrances except those created by Landlord.

         8.16 Subordination to Landlord Mortgages. Tenant covenants and agrees that, at Landlord's option, this Lease and Tenant's interest in the Premises shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Property if in any mortgage or deed of trust given hereunder, the mortgagee or beneficiary under such mortgage or deed of trust agrees in writing, or adequate provision is made in the mortgage or deed of trust, that, in the event of foreclosure of any such mortgage or deed of trust, Tenant shall not be disturbed in its possession of the Premises conditioned only on Tenant attorning to the party acquiring title to the Property as the result of such foreclosure. Tenant covenants and agrees, within fifteen (15) days of request of Landlord, to execute such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any such mortgage or deed of trust in accordance with the foregoing provisions. Alternatively, Tenant covenants and agrees that, at Landlord's request, Tenant shall execute documents as may be necessary to establish this Lease and Tenant's interest in the Premises as superior to any such mortgage or deed of trust.

         8.17 No Assignment or Subletting. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without the written consent of Landlord first had and obtained, not to be unreasonably withheld, conditioned or delayed. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder, unless otherwise permitted by Landlord in writing. For the purpose of the Section 8.17, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a Limited Liability Company, the change of members whose interest in the Company is 50% or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this
Section 8.17, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same use as permitted under Section 8.1. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant.

         In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

         If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then one half of any such excess, net of all costs and fees paid by Tenant in such assignment and subletting, shall be paid over to Landlord by Tenant.

         8.18 Annual Financial Statements. Tenant covenants and agrees to furnish to Landlord annually, within ninety (90) days after the end of each fiscal year of Tenant, copies of financial statements of Tenant, audited if requested by Landlord, by a certified public accountant, and agrees that Landlord may deliver any such financial statements to any existing or prospective mortgagee or purchaser of the Property. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant.

         8.19 Payment of Income and Other Taxes. Tenant covenants and agrees to pay promptly when due all property taxes on personal property of Tenant on the Premises and all federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant's employees, the nonpayment of which might give rise to a lien on the Premises or Tenant's interest therein, and to furnish, if requested by Landlord, written evidence of such payments.

         8.20 Estoppel Certificates. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, within ten (10) business days of Landlord's written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Base Rent has been paid; stating the amount of the Security Deposit held by Landlord;

stating the amount of Monthly Deposits held by Landlord for the then tax and insurance year; and stating whether or not Landlord is in known default under this Lease (and, if so, specifying the nature of the default). Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective mortgagee or purchaser of the Property.

         8.21 Landlord Right to Inspect and Show Premises and to Install For Sale Signs. Tenant covenants and agrees that Landlord and authorized representatives of Landlord shall have the right to enter the Premises at any reasonable time during ordinary business hours, given reasonable notice to Tenant, for the purposes of inspecting or maintaining the same, and making such repairs, alterations or changes as Landlord deems necessary, or performing any obligations of Tenant which Tenant has failed to perform hereunder or for the purposes of showing the Premises to any existing or prospective mortgagee or purchaser of the Property or the Premises. However, Landlord shall have the right to enter without notice and during non-business hours in cases of emergency. Tenant covenants and agrees that Landlord may at any time and from time to time place on the Property or the Premises a sign advertising the Property or the Premises for sale or for lease. Landlord may show the Premises to a prospective lessee of the Premises only during the last nine (9) months of the Lease Term, including any properly exercised option periods.

         8.22 Landlord Title to Fixtures, Improvements and Equipment. Tenant covenants and agrees that all fixtures and improvements on the Premises and all equipment and personal property relating to the use and operation of the Premises (as distinguished from operations incident to the business of Tenant), including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, whether or not attached to or affixed to the Premises, and whether now or hereafter located upon the Premises, shall be and remain the property of the Landlord upon expiration of the Lease Term. Tenant's equipment, machinery and other personal property shall at all times remain the property of the Tenant.


         8.23 Removal of Tenant's Equipment. Tenant covenants and agrees to remove, not later than the expiration date of the Lease Term, all of Tenant's Equipment, as hereinafter defined. "Tenant's Equipment" shall mean all equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Premises). If such removal shall injure or damage the Premises, Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Premises in the same condition as the Premises would have been in if such Tenant's Equipment had not been installed. Unless otherwise provided for in writing by Landlord, if Tenant fails to remove any Tenant's Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant's Equipment or dispose of the same and retain any proceeds thereof and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof.

         8.24 Indemnification. Subject to the waiver of subrogation provisions of this Lease, each party (the "Indemnitor"), to the extent caused by Indemnitor, covenants and agrees to protect, indemnify and save the other party (the "Indemnitee") harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys' fees at all tribunal levels, imposed upon, incurred by or asserted against Indemnitee by reason of (a) any accident, injury to or death of any person or loss of or damage to any tangible property occurring on or about the Premises;
(b) any act or omission of Indemnitor or Indemnitor's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Indemnitor; (c) any use which may be made of, or condition existing upon, the Premises; (d) any improvements, fixtures or equipment upon the Premises; (e) any failure on the part of Indemnitor to perform or comply with any of the provisions, covenants or agreements of Indemnitor contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction by Indemnitor or Indemnitor's officers, employees, agents, guests or invitees or by anyone claiming by, through or under Indemnitor; and (g) any repairs,
                                       13
maintenance or changes to the Premises by, through or under Indemnitor. Indemnitor further covenants and agrees that, in case any action, suit or proceeding, is brought against Indemnitee by reason of any of the foregoing, Indemnitor will, at Indemnitor's sole cost and expense, defend Indemnitee in any such action, suit or proceeding, with counsel acceptable to Indemnitee.

         8.25 Waiver by Parties. Tenant and Landlord waive and release any claims Tenant or Landlord may have against the first parties' officers, agents or employees for loss, damage or injury to person or property sustained by the second parties' officers, agents, employees, guests, invitees or anyone claiming by, through or under the second party resulting from any cause whatsoever other than the first parties' gross negligence or willful misconduct.

         8.26 Release upon Transfer by Landlord. In the event of a transfer by Landlord of the Property or of Landlord's interest as Landlord under this Lease, Landlord's successor or assign shall take subject to and be bound by this Lease and, in such event, Tenant covenants and agrees that: Landlord shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord's successor or assign for satisfaction of the obligations of Landlord under this Lease; and that Tenant shall attorn to such successor or assign.

         8.27 Compliance with ADA. Landlord, at Landlord's sole cost and expense, agrees to bring the Building to ADA compliance prior to Tenant's occupancy of the Premises in accordance with the report prepared by HagerSmith Design, P.A. dated October 8, 1996. Tenant covenants and agrees that nothing shall be done or kept by Tenant on the Premises or in the Common Facilities in violation of ADA, and that Tenant shall maintain, repair, replace, keep and use the Premises and all improvements, fixtures and personal property therein and thereon, and conduct its business within the Premises, in accordance with the requirements of ADA. If any improvements, alterations or repairs to the Premises are required by governmental authority under ADA or its implementing regulations or guidelines, Tenant shall be solely responsible for all non-structural items and any structural items due to Tenant's specific use of the Premises. Tenant covenants and agrees to pay all costs and expenses in connection with the performance of its obligations under this Section 8.27. Nothing contained in this Section 8.27 shall be construed to limit the generality of the provisions of Section 8.2 respecting Tenant's obligation to comply with applicable laws and of the provisions of Section 8.13 respecting Tenant's obligation to comply with ADA and other applicable laws in connection with any Change.

IX.   DAMAGE OR DESTRUCTION.

         9.1 Tenant's Notice of Damage. If any portion of the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord ('Tenant's Notice of Damage").

         9.2 Options to Terminate if Damage Substantial. Upon receipt of Tenant's Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Premises. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord's estimate of the time necessary to repair or restore the Premises ("Landlord's Notice of Repair Time"). If Landlord reasonably estimates that repair or restoration of the Premises cannot be completed within 150 days from the time of Tenant's Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. In the event, however, that the damage or destruction was caused by the grossly negligent act or omission of Tenant or Tenant's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant, Landlord shall have the option to terminate this Lease by written notice delivered to Tenant within 45 days after such casualty if Landlord reasonably estimates that the repair or restoration cannot reasonably be completed within 150 days from the time of Tenant's Notice of Damage, but Tenant shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within 10 days after Landlord's Notice of Repair Time. In the event either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire 10 days after the notice by either Landlord or Tenant exercising such party's option to terminate this Lease. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of Tenant's Notice of Damage less the reasonable value of any use or occupation of the Premises by Tenant subsequent to the time of Tenant's Notice of Damage.

         9.3 Obligations to Repair and Restore. In the event there are sufficient funds, and such funds are available to Landlord to repair and restore and repair of the Premises, and restoration can be completed within the period specified in Section 9.2, in Landlord's reasonable estimation, this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Premises to be repaired and restored with reasonable diligence and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Premises. In the event of a full casualty, all Rents shall be abated during the period in which Landlord is restoring the Premises; and in the event of a partial casualty, all Rents shall be proportionally abated, unless such full or partial casualty is caused by the negligence or other wrongful act or omission of Tenant and is not covered by the insurance coverage which Landlord is required to maintain under this Lease, in which case Rent shall not abate.

         9.4 Application of Insurance Proceeds. The proceeds of any Casualty Insurance maintained on the Premises, other than casualty insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Premises to be repaired and restored, which obligation is contingent on casualty insurance proceeds adequate to complete the repair or restoration being available to Landlord.

X.   CONDEMNATION.

         10.1 Taking -- Substantial Taking -- Insubstantial Taking. A "Taking" shall mean the taking of all or any portion of the Premises as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Premises under the threat of condemnation. A "Substantial Taking" shall mean a Taking of so much of the Premises that the Premises cannot thereafter be reasonably used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises. An "Insubstantial Taking" shall mean a Taking such that the Premises can thereafter continue to be used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises.

         10.2 Termination on Substantial Taking. If there is a Substantial Taking with respect to the Premises, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

         10.3 Restoration on Insubstantial Taking. In the event of an Insubstantial Taking, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Premises to be restored as near as may be to the original condition thereof and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space so taken. During the period of restoration, Landlord may, at its option, require Tenant to arrange for and handle the restoration of the Premises, in which case Landlord shall furnish Tenant with sufficient funds for such restoration, at the time or times such funds are needed, utilizing the proceeds of any awards or consideration received as a result of the Taking and any additional funds necessary to cover the costs of restoration.

         10.4 Right to Award. The total award, compensation, damages or consideration received or receivable as a result of a Taking ("Award") shall be paid to and be the property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold or the fee of the

Premises or otherwise and Tenant hereby assigns to Landlord, all of Tenant's right, title and interest in and to any such Award. Tenant may make a claim for all expenses incurred by Tenant as a result of a taking, so long as such expenses are covered by a separate Award which does not reduce Landlord's Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Tenant, however, shall be entitled to apply for compensation, if available, for its relocation and for any of its personal property taken.

XI.   DEFAULTS BY TENANT.

         If Tenant: (i) fails to pay, within ten (10) days after the due date, any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty (30) days and Tenant does not within said thirty
(30) day period commence and thereafter with reasonable diligence completely cure the breach within thirty (30) days after notice; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant's Rent and all other obligations of Tenant to Landlord hereunder, Tenant shall immediately pay the difference or demand to Landlord, but if in excess of Tenant's Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; or (iii) upon obtaining any court authorization, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office or laboratory space, together with leasing fees and all other expenses in seeking and obtaining a new tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

         Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

         All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

         No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of Rent by Landlord, even with knowledge of a default by Tenant, shall not constitute a waiver of such default.

XII.   SURRENDER AND HOLDING OVER.

         12.1 Surrender Upon Lease Expiration. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Premises to Landlord in the same condition as when Tenant first occupied the Premises, ordinary wear and tear, damage by fully insured casualty and other conditions deemed acceptable by Landlord, excepted.

         12.2 Holding Over. If Tenant shall hold over after the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (a) Rent at the rate equal to one hundred fifty percent (150%) of that provided for in the foregoing
Article 4, and (b) any and all Additional Rent and other forms of Additional Rent payable under the terms of this Lease. The increased Rent during such holding over is intended to partially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If: (i) Tenant does not give Landlord written notice of its intent to hold over after the end of the Lease Term; or (ii) regardless of whether or not such notice is given, if Tenant shall hold over more than sixty
(60) days after the end of the Lease Term, and if Landlord loses a prospective tenant because Tenant fails to vacate the Premises on expiration of this Lease, Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

XIII. MISCELLANEOUS.

         13.1 No Implied Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement or a waiver of any such right or remedy or a waiver of any such Default by Tenant.

         13.2 Survival of Provisions. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination.

         13.3 Right to Relocate. If the entire Premises (including without limitation, all space added thereto pursuant to Exhibit F hereof) comprise 10,000 rentable square feet or less in the Building where located, Landlord, at its option, may substitute for the Premises other space (hereafter "Substitute Premises") within the Park before the commencement date or any time during the Term or any extension of this Lease. Insofar as reasonably possible, the Substitute Premises shall have a comparable square foot area and a configuration substantially similar to the Premises. Landlord shall give Tenant at least sixty
(60) days advance written notice of its intention to relocate Tenant, accompanied by a floor plan of the Substitute Premises. Tenant shall have ten
(10) days after receipt of the notice within which to agree to being relocated to the Substitute Premises, and if Tenant does not so agree Landlord may terminate this Lease at the end of the sixty (60) day period following the giving of the notice. If Tenant agrees to being relocated, Landlord shall at its expense construct and/or alter the Substitute Premises to where they are in substantially the same condition as the Premises are immediately before the relocation. Landlord shall have the right to use in the Substitute Premises fixtures, improvements and alterations from the Premises, and Tenant shall occupy the Substitute Premises as soon as Landlord's work is substantially completed. If the relocation occurs after the Term commences, Landlord shall pay Tenant's reasonable cost of moving its furnishings and other property to the Substitute Premises. Upon substantial completion of the Substitute Premises all the terms and obligations of this Lease shall apply to the Substitute Premises as if they had been the space originally described in this Lease.

         13.4 Covenants Independent. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent.

         13.5 Covenants as Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         13.6 Tenant's Remedies. Should Landlord fail to perform any of its material duties or obligations hereunder, Landlord shall have a period of ten
(10) business days, after receipt of written notice from

Tenant, within which to commence a cure of such failure, and a reasonable period of time thereafter to complete the cure of such failure. Failure by Landlord to commence such cure within said ten (10) business day period, or to effect such cure within a reasonable time thereafter, shall constitute an event of a default under this Lease; and Tenant, at its option, may provide Landlord with an additional period of time within which to effect such cure; or Tenant may commence such cure itself and Landlord shall immediately reimburse Tenant for its reasonable expenses; or Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease. In the event of an emergency, Tenant shall notify Landlord immediately and, in the event Landlord's response is by reasonable standards deemed insufficient, Tenant may commence to cure the emergency without further notice to Landlord; provided, however, that Tenant shall then be responsible for effecting a cure in a safe and workmanlike manner, and Tenant shall be liable for any damages and/or injuries resulting from a breach thereof.

         Tenant shall send notice of any Landlord default by certified or registered mail, postage prepaid, or hand carried, to the holder of any mortgage or deed of trust covering the Premises, the Property, or any portion thereof, of whose address Tenant has been notified in writing.

         13.7 Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representative, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

         13.8 Notices and Demands. All notices, demands or billings under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually given and received or three (3) business days after mailing, if sent by registered or certified United States mail, postage prepaid, addressed the party to receive the notice at the address set forth for such party in the first paragraph of this Lease or at such other address as either party may notify the other in writing, with copies, in the case of notices given by Tenant to Landlord, to Highwoods/Forsyth Limited Partnership, c/o Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Notices on behalf of either party may be given by such party's respective counsel. Addresses for notices may be changed in the same manner provided for giving notices but shall not be effective until ten
(10) days elapse after their receipt.

         13.9 Time of the Essence. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

         13.10 Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.
         13.11 Severability. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provisions a valid and enforceable provision as similar as possible to the affected provision.

         13.12 Governing Law. This Lease shall be interpreted and enforced according to the laws of the State of North Carolina.

         13.13 Entire Agreement. This Lease and any exhibits and addenda referred to herein, constitute the final and complete expression of the parties' agreements with respect to the Premises and Tenant's occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. Both parties have participated in the preparation of this Lease and in resolving any ambiguities there shall be no presumption that they are construed against the drafting party.

         13.14 No Oral Amendment or Modifications. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

         13.15 Real Estate Brokers. Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof other than Highwoods Properties, Inc. or any of its affiliates, and any other broker here listed as a Participating Broker: Corporate Realty Advisors.

         13.16 Relationship of Landlord and Tenant. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereof, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

         13.17 Authority of Parties. Each individual executing this Lease on behalf of each party represents and warrants that such individual is duly authorized to deliver this Lease on behalf of that party and that this Lease is binding upon that party in accordance with its terms, and agrees to document such authorization to the other party's satisfaction if requested to do so.

         13.18 Exculpation. Any provision of this Lease to the contrary notwithstanding Landlord shall have no personal liability for payment of any damages or performance of any term, provision or condition under this Lease or under any other instrument in connection with this Lease, and Tenant shall look for such payment or performance to the Property, the Park, and the rents, issues and profits thereof, in satisfaction of any claim, order or judgment which Tenant may, at any time, obtain against Landlord in connection with this Lease.

         13.19 Communications System. Tenant may install, or cause to be installed, a communications systems on the roof of the Building, subject to the prior written approval of Landlord and Landlord's engineer of Tenant's plans and specifications, including specific location for mounting, such approval not to be unreasonably withheld or delayed. Tenant agrees to mount the system on the roof of the Building in a location and in a manner reasonably acceptable to Landlord, which shall not be visible from the ground at a distance. Tenant shall be responsible for all costs associated with the mounting, screening, maintenance and removal of the system, and the repair of all damages associated with the installation, operation or removal of said system. Tenant shall also hold Landlord harmless from any claims, damages, losses, liabilities, lawsuits, costs and expenses associated with said system. Additionally, Tenant shall screen the system as reasonably required by Landlord.

         13.20 Existing Lease. Upon commence of this Lease, the Minimum Rent provided in the lease dated November 7, 1995 (the "Prior Lease") for Tenant's existing space at 5265 Capital Boulevard shall be abated for a period of four
(4) months. However, Tenant shall continue to pay monthly installments of Additional Rent under the Prior Lease during the four (4) month rent abatement period . Furthermore, Tenant shall have the right to terminate the Prior Lease, which is due to expire August 31, 1998, without penalty at any time after said four (4) month rent abatement period, provided Tenant gives Landlord at least ninety (90) days prior written notice of its intent to terminate, which notice may be given to Landlord during the rent abatement period. Any liability or obligation of Landlord or Tenant arising during or accruing with respect to the term of the Prior Lease shall survive the expiration or earlier termination of the Prior Lease, including without limitation, obligations and liabilities relating to (i) the final adjustment of estimated installments of Additional Rent to actual Additional Rent owed, (ii) the condition of the Premises or the removal of Tenant's property, and (iii) indemnity and hold harmless provisions of the Prior Lease.

         13.21 Memorandum of Lease and Non-Disturbance Agreement. Landlord and Tenant agree to execute a Memorandum of Lease in recordable form which is acceptable to Landlord and Tenant. Tenant shall be responsible for preparing such memorandum and recording the document. With respect to this Lease, landlord shall obtain a non-disturbance agreement in recordable form from any and all lien holders on the Premises, the Property and the Park which is acceptable to Landlord, Tenant and such lien holders.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in duplicate originals, all as of the day and year first above written.

TENANT:

CLOSURE MEDICAL CORPORATION, a
Delaware corporation

By: /s/ Robert V. Toni

Title: Pres.

Date: 2/14/97

Attest: /s/ S. Blount Swain
              _______ Secretary



[CORPORATE SEAL]






LANDLORD:

AP SOUTHEAST PORTFOLIO PARTNERS, L.P.

By:      Highwoods Properties, Inc., its agent
         a Maryland corporation

By: /s/______________________________

Title: Senior Vice President

Date: 02/28/97

Attest: /s/___________________________
               Assistant Secretary







[CORPORATE SEAL]


                                    EXHIBIT A

                     [Drawing of building diagram goes here]

                                   EXHIBIT A-1

                              [Description of Land]

                                    EXHIBIT B



            PLANS AND SPECIFICATIONS FOR THE PREMISES (IF AVAILABLE)








         (To be mutually approved by Landlord and Tenant in writing and then attached hereto)

                                    EXHIBIT C

                            ENVIRONMENTAL COMPLIANCE


I. Tenant's Representations, Warranties and Covenants Concerning the Use of Hazardous Substances/Periodic Notice

         (a) Acceptance of Property and Covenant to Surrender. Tenant accepts the Property as being in good and sanitary order, condition and repair and accepts all buildings and other improvements in their present condition, subject to the same conditions and exceptions as are set forth in Section 2.13 of this Lease. Tenant agrees on the last day of the term of this Lease, to surrender the Premises to Landlord in good and sanitary order, condition and repair, except for such wear and tear as would be normal for the period of the Tenant's occupancy. Landlord represents that, to the best of Landlord's knowledge, there is no environmental contamination contained at the Premises and that the Premises have not been used to store, generate or transport Hazardous Substances (hereafter defined) in violation of Applicable Laws.

                  No spill, deposit, emission, leakage or other release of Hazardous Substances on the Property or the soil, surface water or groundwater thereof in violation of Applicable Laws shall be deemed to be "wear and tear that would be normal for the period of the Tenant's occupancy." Tenant shall be responsible to promptly and completely clean up any such release caused by Tenant, its officers and employees, agents, contractors, and invitees as shall occur on the Property during the term of this Lease and shall surrender the Property free of any contamination or other damage caused by such occurrences during the term of the Lease.

         (b) Maintenance of Premises. Subject to the Landlord's obligations contained in the body of the Lease, Tenant shall, at its sole cost and expense, keep and maintain the Premises in good and sanitary order, condition, and repair. As part of this maintenance obligation, Tenant shall promptly respond to and clean up any release or threatened release of any Hazardous Substance in violation of Applicable Laws into the drainage systems, soil, surface water, groundwater, or atmosphere, in a safe manner, in strict accordance with Applicable Law, and as authorized or approved by all federal, state, and/or local agencies having authority to regulate the permitting, handling, and cleanup of Hazardous Substances; provided, however, Tenant shall have no liability or responsibility under this Paragraph (b) for any release or threatened release caused by the acts or omissions of the Landlord, other tenants of the Property, or Landlord's or such other tenants' agents, employees, guests, invitees, or contractors.

         (c) Use of Hazardous Substances. Tenant shall use, store, generate, treat, transport, or dispose of any Hazardous Substance on the Property at all times in compliance with Applicable Laws. Tenant's use of a Hazardous Substance under this paragraph shall not limit or affect Tenant's obligations under this Lease, including Tenant's duty to remedy or remove releases or threatened releases; to comply with Applicable Law relating to the use, storage, generation, treatment, transportation, and/or disposal of any such Hazardous Substances; or to indemnify Landlord against any harm or damage caused thereby.

         (d) Reports to Landlord. Upon written request by Landlord, but in no event more than twice in any calendar year during the Lease Term, unless Landlord has reasonable cause to believe that Tenant is in default under this Exhibit C, Tenant shall provide Landlord with a written report listing the Hazardous Substances which are or have been present on the Property; all releases of Hazardous Substances that occurred or were discovered on the Property; all compliance activities related to such Hazardous Substances, including all contacts with government agencies or private parties of any kind concerning Hazardous Substances; and all manifests, business plans, consent agreements or other documents relating to Hazardous Substances executed or requested during that time period. The report shall include copies of all documents and correspondence related to such activities and written reports of all oral contacts relating thereto, if requested in writing by Landlord.

         (e) Entry By Landlord. Tenant shall permit Landlord and his agents to enter into and upon the Premises, with notice (except in cases of emergency), at all reasonable times for the purpose of inspecting the Premises and all activities thereon, including activities involving Hazardous Substances, or for purposes of maintaining any buildings on the Property. Such right of entry and inspection shall not constitute managerial or operational control by Landlord over any activities or operations conducted on the Property by Tenant.

II.  Tenant's Indemnity and Release

         (a)      Indemnity

                  (i) Tenant hereby indemnifies, defends and holds harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys' fees, incurred by, claimed or assessed against Landlord under any laws, rules, regulations including, without limitation, Applicable Laws (as hereinafter defined), in any way connected with any injury to any person or damage to any property or any loss to Landlord caused by Tenant, its officers, employees, agents, contractors, and invitees occasioned in any way by Hazardous Substances on the Property or the Premises in violation of Applicable Laws.

                   (ii) This indemnity specifically includes the direct obligation of Tenant to perform any remedial or other activities required, ordered, recommended or requested by any agency, government official or third party, or otherwise necessary to avoid or minimize injury or liability to any person, or to prevent the spread of pollution, however it came to be located thereon (hereinafter, the "Remedial Work"). Tenant shall perform all such work in its own name in accordance with Applicable Laws (as hereinafter defined).


                  (iii) Without waiving, its rights hereunder, Landlord may, at its option, perform such remedial or removal work as described in clause (ii) above, and thereafter seek reimbursement for the costs thereof in instances in which Tenant has failed to remediate in a timely manner. Tenant shall permit Landlord access to the Property to perform such remedial activities. In the event Landlord performs such remediation, Landlord shall indemnify Tenant for any faulty work completed by Landlord in causing remediation.

                  (iv) Whenever Landlord has incurred costs described in this section, Tenant shall, within 10 days of receipt of notice thereof, reimburse Landlord for all such expenses together with interest from the date of expenditure at the "applicable federal rate" established by the Internal Revenue Service.

         (b) Agency or Third Party Action. Without limiting its obligations under any other paragraph of this Agreement, Tenant shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand relating to potential or actual contamination on the Premises. The responsibility conferred under this paragraph includes but is not limited to responding to such orders on behalf of Landlord and defending against any assertion of Landlord's financial responsibility or individual duty to perform under such orders. Tenant shall assume, pursuant to paragraph (a) above, any liabilities or responsibilities which are assessed against Landlord in any action described under this paragraph (b).

         (c) Release. Tenant hereby waives, releases and discharges forever Landlord from all present and future claims, demands, suits, legal and administrative proceedings and from all liability for damages, losses, costs, liabilities, fees and expenses, present and future, arising out of or in any way connected with Tenant's use, maintenance, ownership or operation of any portion of the Property, any condition of environmental contamination of the Property, or the existence of Hazardous Substances in any state on the Property. This paragraph (c) is limited to those issues and events for which Tenant is liable and responsible under paragraph I(b) of this Exhibit C.

III. Definitions.

         (a) Hazardous Substance. "Hazardous Substance(s)" shall mean any substance which at any time shall be listed as "hazardous" or "toxic" under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended and the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended, or in the regulations implementing such statutes, or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated under any other Applicable Laws (as hereinafter defined). The term "Hazardous Substance(s)" shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the Property, wastes, petroleum products, or special nuclear or by-product material as defined by the Atomic Energy Act of 1954, 42 U.S.C. 3011, et seq., as amended.

          (b) Applicable Law(s). "Applicable Law(s)" shall include, but shall not be limited to, CERCLA, RCRA, the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., as amended, and the regulations promulgated thereunder, and any other federal, state and/or local laws or regulations, whether currently in existence or hereafter enacted or promulgated, that govern or relate to:

                   (i) The existence, cleanup and/or remedy of contamination of property;

                   (ii)  The  protection  of  the   environment   from  spilled,
                   deposited or otherwise emplaced contamination;

                   (iii) The control of hazardous or toxic substances or wastes; or

                   (iv)  The   use,   generation,   discharge,   transportation,
                   treatment,   removal  or  recovery  of   hazardous  or  toxic
                   substances or wastes, including building materials.

                                    EXHIBIT D

                           OPTION TO EXTEND LEASE TERM


1. Lease. "Lease" shall mean the Lease dated February 14,  1997 to which this
Exhibit is attached between AP SOUTHEAST PORTFOLIO PARTNERS, L.P. ("Landlord") and CLOSURE MEDICAL CORPORATION ("Tenant").

2. Initial Lease Term. For the purposes of this Addendum, "Initial Lease Term" shall mean the Lease Term as defined in the Lease.

3. Option to Extend. Provided both at the time Tenant gives Landlord written notice of its intention to exercise its rights under this Section, as hereinafter provided, and at the time the Initial Lease term expires, that there is no outstanding Default by Tenant; that Tenant has a suitable credit standing, as determined by Landlord in its reasonable judgment; and that Tenant is occupying the Premises, then Tenant shall have the right and option to extend the Initial Lease Term (the "Renewal Option") for the "Renewal Lease Term" as hereinafter defined. Tenant shall exercise said option by giving Landlord written notice at least 270 days prior to the expiration of the Initial Lease Term. If such notice shall not be so given by Tenant to Landlord prior to said 270 day period, such right and option to extend this Lease shall thereupon cease and terminate. If Tenant shall exercise said option as aforesaid, the respective rights, duties and obligations of Landlord and Tenant shall, during the Renewal Lease Term, be governed by the terms and conditions of the Lease.

4. Renewal Lease Term. "Renewal Lease Term" shall mean the period commencing upon the expiration of the Initial Lease Term and expiring five (5) years thereafter subject to earlier termination upon any termination of this Lease pursuant to the terms of this Lease.

5. Lease Term. The "Lease Term", as used in the Lease, shall mean the Initial lease Term and, if the Renewal Option is exercised, the Renewal Lease Term.

6. Base Rent for Renewal Lease Term. If Tenant exercised the Renewal Option, the Base Rent shall be adjusted for the Renewal Lease Term to an amount equal to ninety-five percent (95%) of the then prevailing lease rates for comparable space in the Spring Forest/Capital Boulevard Submarket in the Raleigh, North Carolina area.

7. Termination of Renewal Option on Transfer by Tenant. In the event Landlord consents to a Transfer by Tenant, as defined in the Lease, the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord.

                                   EXHIBIT D-1

ONE NORTH COMMERCE CENTER
RALEIGH, NORTH CAROLINA

SIGN CRITERIA, JANUARY 4, 1988

I.  General Requirements

    1. The character, design and layout of all signs shall be subject to the landlord's approval to the extent that the sign in question complies with the criteria set forth in this document.

    2.   All signs shall be in accordance with the following requirements.

         a. Signs, symbols, and/or trademarks must have preliminary approval by the landlord before shop drawings are made.

         b. Tenant shall submit four (4) sets of shop drawings to the landlord for approval. Drawings must show size of all letters, spacing, material, mounting methods and overall sign dimensions in relation to lease frontage.

         c. Signs previously used by tenants or sign contractors must conform to the conditions and limitations of this document. Reuse of an exiting sign must be approved by the landlord.

    3. The content of all signs shall be limited to letters designating the store name, type and specialty. No advertising, symbols or logos other than the store name shall be used without approval of the landlord.

    4. The fabrication, installation and operation of all signs shall be subject to the following restrictions:

         a.   No flashing, moving or blinking illumination shall be permitted.

         b.   No animation shall be permitted.

    5.   The following types of signs are prohibited:

         a.  Outrigger signs

         b.  Moving signs

         c.  Rooftop signs

         d.  Iridescent signs

         e.  Painted canopy face signs

    6. No signs shall be placed in final position without approval of landlord's representative.

    7. All signs shall be fabricated and installed in compliance with all applicable building codes and City of Raleigh sign ordinance.

    8. Temporary promotional signs require approval of landlord and the City of Raleigh.

    9. The term "sign" shall also apply to balloons, flags, banners, vehicles, towers, floats, etc.

    10. Location and design of traffic control signs shall be at the discretion of the landlord.

    11. The landlord reserves the right to make any variations in this document as is seen fit in the interest of the tenant or tenants. Any revisions must be approved by the City of Raleigh.

   12. All signs will be limited to the following colors: dark bronze and white.


   13. All signs will meet the new City of Raleigh sign code effective July 1, 1987.

   14.  No undercanopy signs will be allowed.

   15. The cost of fabrication, material, labor, installation, electrical hookup, illumination, and maintenance of all signs shall be the responsibility of each tenant.

II.  Individual Building Signage

     1. Each tenant shall be allowed one (1) sign in the prescribed signage location per building. Additional signs are subject to landlord's approval.

     2. The six buildings which compromise One North Commerce Center were designed and constructed at different times, and all before the new City of Raleigh sign code (July 1, 1987). This being the case, each building is designed to accept and display signage differently. Signage conformity within One North Commerce Center is achieved by the use of white letters and dark bronze background where applicable. Individual building standards are as follows:

         A.   5225 North Boulevard, Phase I & II

              a. Signs shall be surface mounted, cast or custom fabricated aluminum letters with baked enamel finish.

              b.   Letter color to be Martin-Senour 99L-22381 warm white.

              c. The sign text shall consist of one line. Letter size shall be 1'4" uppercase and 1'0" lowercase. Length of sign text shall not exceed 16'8" (long fascia), or 10'0" (short fascia) for a full bay tenant. Length of sign text shall not exceed 7'8" (long fascia) or 4'6" (short fascia) for a half bay tenant. The total square footage of the sign shall not exceed 23 square feet.

              d. No logos will be allowed unless they are federally or state registered trademarks or service marks. Application of logos will be subject to landlord's approval. Logos are limited to the same material fabrication, installation and color as letters.

              e. Typestyle of all signs to be Helvetica. Other typestyles are subject to landlord approval.

              f. See "Exhibit A" and corresponding construction documents for location of signs and additional information.

        B.    5240 Green's Dairy Road

              a. All fascia signs to be single faced cabinets, and shall be constructed of 100% aluminum with stencil cut aluminum backgrounds with white 3/16" flat acrylic letters, and illuminated with 800 mililamp, daylight, high output fluorescent lamps powered by 110v sign ballasts.

              b. Letter color shall be white. Sign background and cabinet shall be dark bronze.

              c. The sign text shall consist of one line. Letter size shall be 6" high uppercase and 4" lowercase. Length of sign text shall not exceed 11'0".

              d. No logos will be allowed unless they are state or federally registered trademarks or service marks. Application of logos will be subject to landlord's approval. Logos are limited to the same materials, fabrication and color as letters.

              e. Typestyle of all signs is set at the discretion of the tenant. Typestyles are subject to landlord's approval.

              f. See "Exhibit B" and corresponding construction documents for location of signs and additional information.

       C.     3641 Trust Dr., 5200 and 5220 Green's Dairy Road

              a. Signs will consist of vinyl press-on letters applied to the dark bronze fascia above the storefronts.

              b. Letter color to be white. Sign background shall be dark bronze.

              c. The sign text shall consist of one or two lines. For one line of copy letter size shall be 8" uppercase and 6" lowercase. For two lines of copy letter size shall be 8" uppercase and 6" lowercase for the first line and 6" uppercase and 4" lowercase for the second line. The total square footage of the sign shall not exceed 54 square feet.

              d. No logos will be allowed unless they are federally or state registered trademarks or service marks. Application of logos will be subject to landlord's approval. Logos are limited to the same material, fabrication, installation and color as letters.

              e. Typestyle of all signs to Optima. Other typestyles are subject to landlord approval.

              f. See "Exhibit C" and corresponding construction documents for location of signs and additional information.

III.    Storefront Signs (Doors, Windows, etc.)

        1. Storefront signs shall be limited to signs and/or letters with a maximum height of 5", and minimum letter size of 1/2". Only one (1) storefront sign shall be allowed (building tenant signage excepted - see IIC above).

        2.  Letters are to be white, vinyl, press-on type.

        3. Logos, signs, symbols, and/or trademarks must have preliminary approval of landlord with final approval based on shop drawings showing materials, approved color and overall dimensions in relation to the storefront.

        4.  All storefront signage is subject to landlord approval.

                       [DRAWING OF "EXHIBIT A" GOES HERE]
"EXHIBIT A"
5225 NORTH BLVD.
RALEIGH, NC

                      AN OFFICE AND DISTRIBUTION FACILITY
                               GREEN'S DAIRY ROAD
                           ONE NORTH COMMERCE CENTER

           [DRAWING OF "EXHIBIT B" GREEN'S DAIRY BUILDING GOES HERE]

"EXHIBIT B" GREEN'S DAIRY
5240
RALEIGH, NC

                       [DRAWING OF "EXHIBIT C" GOES HERE]

"EXHIBIT C"
3641 TRUST DRIVE
5200, 5220 GREEN'S DAIRY ROAD


                                    EXHIBIT D-2

     1. Declaration at Book 5893, Page 40, Wake County Registry.

     2. Amendment to Declaration at Book 5893, Page 64, Wake County Registry.

     3. Declaration at Book 2736, Page 351, Wake County Registry.

     4. Declaration at Book 2830, Page 719, Wake County Registry.

     5. Declaration at Book 2892, Page 414, Wake County Registry.

                                    EXHIBIT E

                         [WORK LETTER FOR TENANT UPFIT]

                                    EXHIBIT F

                            ADDITIONAL SPACE OPTIONS

FIRST RIGHT TO LEASE. Provided Tenant is not in default hereunder and provided Tenant leases at least 30,000 square feet in the Building, Tenant shall have the First Right to lease all space in the Building. Landlord shall provide Tenant with formal notice of its intent to lease said space, and Tenant shall have ten
(10) calendar days within which to notify Landlord in writing of its intent to lease the Expansion Space. Failure by Tenant to provide written notice within ten (10) calendar days of Tenant's receipt of Landlord's notice shall be deemed a waiver by Tenant of its First Right to lease, and Landlord shall be free to lease the Expansion Space on such terms and conditions as it deems appropriate. Any waiver by Tenant of Tenant's right, as set forth herein, shall not constitute a waiver by Tenant of any future first right to lease. Should Tenant elect to lease the Expansion Space, the following terms shall apply:

     (A) Rental rate shall be the same as Tenant is currently paying, including any escalations and Additional Rent.

     (B)      Expansion Space shall be leased in "as-is" condition.

     (C) Should Tenant lease such Expansion Space on or before the end of the 90th month of the Lease Term, the expiration date of this Lease for the Expansion Space shall be coterminous with the expiration date of the Lease for the initial Premises. In the event Tenant leases such Expansion Space after the end of the 90th month of the Lease Term, Tenant shall be deemed to have exercised its option to extend the Lease Term for both the Expansion Space and the initial Premises for five (5) years under the terms and conditions provided in Exhibit D to this Lease.

EXPANSION OPTION. Provided Tenant is not in default hereunder, conditioned on Tenant's giving Landlord at least 180 days prior written notice, Tenant shall have the option to expand during the period commencing with the sixtieth (60) month of the Lease Term through the seventy-second (72nd) month of the Lease Term, into an additional 5,000 to 10,000 rentable square feet, which expansion area is hereinafter referred to as the "Option Premises," the location of which shall be outlined on Schedule 1 to be attached to the Commencement Agreement to be executed by Landlord and Tenant pursuant to Section 3.1 of this Lease, all under the following terms and conditions, each of which are independently material:

     (A) the rental rate shall be the same as Tenant is paying at the time of the expansion, including any escalations and Additional Rent.

     (B) Lease Term shall be coterminous with the expiration date of the Lease Term for the initial Premises.

     (C) Landlord shall provide the Option Premises in it's existing layout, but improved to the equivalent of an office environment in terms of PME and general finishes, including HVAC and restrooms.

     (D) Landlord shall provide Tenant a renovation allowance of one dollar ($1.00) per square foot for the Option Premises per year of the remaining Lease Term, on a pro rata basis.

EXPANSION OPTION-EXERCISE OF RIGHT TO RELOCATE OTHER TENANTS. Conditioned on Tenant not being in default hereunder and giving at least 180 days prior written notice to Landlord, Tenant may expand into space that is at that time occupied by another tenant ("Relocation Premises") providing each and every one of the following conditions are satisfied:

     (A) Tenant must lease 100% of the space from which the previous tenant is being relocated.

     (B) Rental rate shall be the rent then being paid by the tenant to be relocated at the time of the expansion until such relocated tenant's term would have expired, at which time rent shall change to that then being paid by Tenant.

     (C) The space shall be leased "as-is." No fit-up allowance shall be provided under this option.

     (D) All actual costs that are reasonably associated with relocation of the tenant (including leasing commissions and tenant improvements) to be relocated to accommodate Tenant's expansion, including, without limitation, reasonable attorneys' fees incurred if needed to enforce the relocation clause, shall be at Tenant's sole cost and expense, and Landlord may require Tenant to deposit with Landlord, in cash or acceptable letter of credit, Landlord's estimate of such costs prior to asking the tenant to be relocated to move.

     (E) Landlord agrees that all subsequent leases in the Building shall contain relocation clauses that Landlord believes will be enforceable.

     (F) There must be at least three (3) years remaining on the Lease Term of this Lease at the time of occupancy of the Relocation Premises.

                                    EXHIBIT G

                           [HVAC Maintenance Agreement]




                                    EXHIBIT H

                               BASE RENT SCHEDULE

Base Rent as set forth in Section 4.1 of the Lease, shall be as follows;


Months           Total Annual Base                                Monthly
                      Rent                                          Rent

1-12                 $372,732.00                                 $31,061.00

13-24                $380,232.00                                 $31,686.00

25-36                $387,956.00                                 $32,329.67

37-48                $395,912.00                                 $32,992.67

49-60                $404,108.00                                 $33,675.67

61-72                $412,552.00                                 $34,379.33

73-84                $421,244.00                                 $35,103.67

85-96                $430,200.00                                 $35,850.00

97-108               $439,424.00                                 $36,618.67

109-120              $448,924.00                                 $37,410.33

-------------------------------------------- ------------------------------

TOTAL               $4,093,284.00


This Exhibit is based on the Premises measuring 40,000 Rentable Square Feet, and therefore is subject to revision on a prorata basis pending final measurement of the Premises pursuant to Section 2.3 of the Lease.